UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

TROPIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada	N4S 7W3
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 6, 2016, Tropic International Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Notox Bioscience Inc. (“Notox”), a private Nevada corporation, and all the shareholders of Notox (the “Notox Shareholders”) pursuant to which the Company agreed to acquire all the issued and outstanding capital stock of Notox from the Notox Shareholders in consideration for the issuance of 100,000,000 restricted shares of the Company’s common stock.

The closing of the Share Exchange Agreement occurred on June 13, 2016 (the “Closing Date”), at which time Notox acquired 100% of the right, title and interest in and to an exclusive license agreement with the Cleveland Clinic Foundation (the “Clinic”) held by Zoran Holding Corporation, a private Ontario corporation (“ZHC”), the Company issued the 100,000,000 restricted shares described above to the Notox Shareholders, and Notox became a wholly owned subsidiary of the Company. As disclosed in the Company’s current report on Form 8-K dated June 10, 2016, the license agreement grants the holder the exclusive license to certain patented intellectual property of the Clinic relating to the treatment of a neuromuscular defect, and in particular, the ability to produce and sell products that incorporate such intellectual property in the fields of aesthetics and pain.

As a result of the share exchange, the Company is now a holding company operating through both Tropic Spa Inc., an Ontario corporation that manufactures and sells a patented home mist tanning system, and Notox.

Prior to the Closing Date, there was no material relationship between ZHC, the Notox Shareholders and the Company, other than in respect of the share exchange and the fact that Zoran K Corporation, a private Ontario corporation (“ZKC”) and an affiliate of ZHC, was a Notox Shareholder and an arm’s length consultant to the Company.

Item 3.02 Unregistered Sales of Equity Securities

See the disclosure set forth under Item 2.01 which is incorporated herein by reference.

The shares issued to the Notox Shareholders on the Closing Date were offered and sold in a private transaction in reliance upon the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Regulation S was based on the fact that none of the shareholders was a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, that the shareholders acquired the shares for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares may not be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an applicable exemption or exemptions therefrom.

In addition, the shares issued to the Notox Shareholders on the Closing Date are subject to restrictions similar to those attached to the preferred stock of 1894632 Ontario Inc., an Ontario corporation and our wholly owned subsidiary (“Subco”), pursuant to a stock restriction agreement dated June 13, 2016. In particular, the Notox Shareholders may not sell, transfer or otherwise dispose of their shares until June 30, 2017, subject to certain limited exceptions.

Item 5.01 Changes in Control of Registrant

See the disclosure set forth under Item 2.01 which is incorporated herein by reference.

As a result of the share exchange, the Notox Shareholders collectively acquired 100,000,000 shares of the Company common stock, or approximately 52.5% of the total voting power of all of the Company’s outstanding voting securities on a fully converted basis. Those shareholders assumed control from the holders of the issued and outstanding preferred stock of Subco, and in particular, John Marmora, who owns 32,093,377 preferred shares of Subco, each of which is exchangeable for one share of our common stock subject to certain restrictions.

To the Company’s knowledge, there are no arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date, John Marmora submitted his resignation as the Chief Executive Officer of the Company and Zoran Konević, the sole officer and director of both Notox and ZHC, and one of the Notox Shareholders, was appointed to fill the resulting vacancy. On the Closing Date, Mr. Konević was also appointed as a director of the Company.

Mr. Marmora’s resignation was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise, and he will continue to serve as the Company’s President, Secretary, Treasurer and director.

Zoran Konević – Chief Executive Officer, Director

Mr. Konević, age 57, is an independent consultant who, through his various holding companies, including ZHC and ZKC, has been investing in early stage businesses in a variety of industries for over 30 years. Those industries range from manufacturing and technology to licensing and bioscience. In addition to providing capital, Mr. Konević’s participation has included creating strategic marketing themes, securing distribution channels and using international relations to benefit the subject entities.

Mr. Konević’s diverse investment portfolios and experience lead to the conclusion that he should serve as a director of the Company. His current qualifications range from managing all faucets of a business to product development, marketing, distribution and international relations, among others.

Mr. Konević has not been a director of any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

There are no family relationships between Mr. Konević and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and other than as described elsewhere in this current report on Form 8-K, Mr. Konević was not selected to be a director of the Company pursuant to any arrangement or understanding with any person.

On the Closing Date, we entered into a consulting agreement with ZKC (the “Consulting Agreement”) pursuant to which we engaged Mr. Konević, through ZKC, to act as our Chief Executive Officer for a period of 10 years, with successive automatic renewal periods of two years. Pursuant to the Consulting Agreement, we agreed to pay ZKC an aggregate amount of $125,000 per annum plus tax on a bi-monthly basis and grant certain cash and equity bonuses to ZKC upon the achievement of certain milestones. The form of consulting agreement is included as Appendix 2 to the Share Exchange Agreement, a copy of which is filed as Exhibit 10.3 hereto.

Item 9.01 Financial Statements and Exhibits

In accordance with Item 9.01(a) of Form 8-K, the audited financial statements of Notox for the day ended May 31, 2016 are filed as Exhibit 99.1 to this current report on Form 8-K. Notox was incorporated on May 31, 2016 for the purpose of completing the share exchange described herein.

Exhibit Number	Exhibit Description

3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on October 29, 2007 (1)

3(i).2	Certificate of Amendment filed with the Nevada Secretary of State on August 24, 2010 (1)

3(i).3	Certificate of Amendment filed with the Nevada Secretary of State on April 17, 2013 (2)

3(i).4	Articles of Merger filed with the Nevada Secretary of State on December 6, 2013 (3)

3(ii).1	By-Laws (1)

10.1	Share Exchange Agreement dated June 28, 2013 with 1894632 Ontario Inc., Tropic Spa Inc. and the shareholders of Tropic Spa Inc. (4)

10.2	Amendment to Share Exchange Agreement dated February 17, 2015 with 1894632 Ontario Inc., Tropic Spa Inc. and the shareholders of Tropic Spa Inc. (5)

10.3	Share Exchange Agreement dated June 6, 2016 with Notox Bioscience and the holders of Notox Bioscience Inc. (6)

21	1894631 Ontario Inc. (Ontario, Canada), 1894632 Ontario Inc. (Ontario, Canada), Notox Bioscience Inc. (Nevada), Tropic Spa Inc. (Ontario, Canada)

99.1	Audited Financial Statements of Notox Bioscience Inc. for the day ended May 31, 2016

(1)	Incorporated by reference from our registration statement on Form 10, filed with the SEC on October 15, 2010.

(2)	Incorporated by reference from our quarterly report on Form 10-Q, filed with the SEC on June 20, 2013.

(3)	Incorporated by reference from our annual report on Form 10-K, filed with the SEC on December 9, 2013.

(4)	Incorporated by reference from our current report on Form 8-K, filed with the SEC on July 3, 2013.

(5)	Incorporated by reference from our current report on Form 8-K, filed with the SEC on February 19, 2015.

(6)	Incorporated by reference from our current report on Form 8-K, filed with the SEC on June 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2016	TROPIC INTERNATIONAL INC.

	By:	/s/ John Marmora
John Marmora
President, Secretary, Treasurer, Director